EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

      I, John P. Saldarelli, Treasurer and Chief Financial Officer (Principal Financial Officer) of American Property Investors, Inc., the General Partner of American Real Estate Holdings Limited Partnership (the “Registrant”), certify that to the best of my knowledge, based upon a review of the American Real Estate Holdings Limited Partnership, quarterly report on Form 10-Q for the period ended September 30, 2004 of the Registrant (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ JOHN P. SALDARELLI

John P. Saldarelli
Treasurer and Chief Financial Officer
American Property Investors, Inc.,
the General Partner of
American Real Estate Holdings Limited Partnership

Date: December 15, 2004